As filed with the Securities and Exchange Commission on April 6, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL-E ONLINE LTD.
(Exact name of Registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

25 Basel Street, Petah Tikva, Israel	4951038
(Address of Principal Executive Offices)	(Zip Code)

Global-E Online Ltd. 2021 Share Incentive Plan
(Full Title of the Plan)

Global-e US Inc.
10 East 33rd Street
New York, NY 10016
(212) 634-3952
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua G. Kiernan Nathan Ajiashvili Irina Yevmenenko Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Tel: (212) 906-1200 Fax: (212) 751-4864	Mike Rimon Shachar Hadar Ran Camchy Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement (the “Registration Statement”) on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 7,522,825 ordinary shares, no par value (“ordinary shares”) of Global-E Online Ltd. (the “Company,” the “Registrant,” “we” or “us”) issuable under the Global-E Online Ltd. 2021 Share Incentive Plan (the “2021 Plan”) for which a registration statement of the Company on Form S-8 (File No. 333-256403) is effective, representing an automatic increase effective as of January 1, 2022 pursuant to the 2021 Plan.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement on form S-8 (File No. 333-256403) is incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(i) the Company’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on March 28, 2022 (File No. 001-40408); and

(iii) the description of the Registrant’s Class A ordinary shares contained in the Registrant’s registration statement on Form 8-A (File No. 001-40408), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act, on May 12, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K furnished by the Registrant to the Commission (which indicate that they are incorporated herein by reference) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Amended and Restated Articles of Association of the Registrant (1)

5.1*	Opinion of Meitar | Law Offices as to the legality of the Registrant’s Ordinary Shares

23.1*	Consent of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global

23.2*	Consent of Meitar | Law Offices (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1	2021 Global-E Online Ltd. Share Incentive Plan (2)

107*	Filing fee table

(1)
Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-253999), originally filed with the Commission on March 8, 2021, as amended, and incorporated herein by reference.

(2)
Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-253999), originally filed with the Commission on March 8, 2021, as amended, and incorporated herein by reference.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on this 6 day of April, 2022.

GLOBAL-E ONLINE LTD.

By:	/s/ Amir Schlachet
Name: Amir Schlachet
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Amir Schlachet, Nir Debbi and Shahar Tamari and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	POSITION

/s/ Amir Schlachet	Director and Chief Executive Officer (Principal Executive Officer)
Amir Schlachet

/s/ Ofer Koren	Chief Financial Officer
Ofer Koren	(Principal Financial Officer and Principal Accounting Officer)

/s/ Shahar Tamari	Director
Shahar Tamari

/s/ Nir Debbi	Director
Nir Debbi

/s/ Thomas Studd	Director
Thomas Studd

/s/ Miguel Angel Parra	Director
Miguel Angel Parra

/s/ Tzvia Broida	Director
Tzvia Broida

/s/ Anna Bakst	Director
Anna Bakst

/s/ Iris Epple-Righi	Director
Iris Epple-Righi

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Global-E Online Ltd. has signed this registration statement on April 6, 2022.

GLOBAL-E US INC.

By:	/s/ Amir Schlachet
Name:	Amir Schlachet
Title:	Director